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                                                                  Ex-99.B-10


                        [MORRISON & FOERSTER LETTERHEAD]




November 16, 1995


The Capitol Mutual Funds
111 Center Street
Little Rock, Arkansas  72201

          Re:    Post-Effective Amendment No. 15 to
                 The Capitol Mutual Funds Registration Statement on Form N-1A

Gentlemen:

              We have acted as counsel for The Capitol Mutual Funds, a Massachusetts business trust, (the "Trust"), in connection with the registration of 2,000,000,000 Shares of the Funds of the Trust pursuant to Post-Effective Amendment No. 15 to the Trust's Registration Statement on Form N-1A (SEC File Nos. 33-33144 and 811-6030) under the Securities Act of 1933. The registration of such Shares is being made in reliance on Rule 24e-2 under the Investment Company Act of 1940.

              We have been requested by the Trust to furnish this opinion as an exhibit to the Post-Effective Amendment to the Registration Statement.

              We have examined such records, documents, instruments, certificates of public officials and of the Trust, made such inquiries of the Trust, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

              Based upon and subject to the foregoing, we are of the opinion that:

              The issuance and sale of the foregoing Shares registered pursuant to Rule 24e-2 have been duly and validly authorized by all appropriate action and upon delivery thereof and payment therefor in accordance with the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

              We consent to the inclusion of this opinion as an exhibit to Post-Effective Amendment No. 15 to the Trust's Registration Statement.

                                                       Very truly yours,



                                                       MORRISON & FOERSTER